Exhibit 10.3

December 15, 2008

Thomas G. Archbold
10253 Marsha Drive
New Port Richey, FL  34655

Dear Tom:

On behalf of Technology Research Corporation (TRC), I am pleased to offer you the position of Vice President Finance/CFO.   Your annual salary will be $150,000.   Tom  you will also receive an Incentive Stock Option grant of 20,000 shares of TRC common stock, with an exercise price set at the closing stock price of TRC’s common stock on your first day of employment, December 15, 2008, which will be the grant date of the stock option. These stock options will vest as follows: 5,000 shares vest immediately, with the remaining 15,000 shares vesting over a three year period, one third on each subsequent anniversary of the grant date. Vested options will be eligible to be exercised over the 10 year term of the stock option.

In addition to your salary, you will receive an annualized incentive bonus plan effective with TRC’s FY2010 that begins on April 1, 2009.  You will be included in the Senior Team for FY2009 on a pro-rated basis for the period December 15, 2008 to March 31, 2009.

TRC offers the following benefits: group health, dental and life insurance, short and long term disability coverage, tuition assistance, and a 401K plan.  With the exception of the 401K, which is available on the first day of the month following 90 days of employment, benefits are eligible to commence the 91st day of employment.  You will receive 3 weeks of vacation beginning January 1, 2009.

Please return a signed copy, acknowledging and accepting this offer.  We look forward to your joining the TRC team.  If you have any questions about this offer or TRC please free to discuss these with myself, or Ann Lockwich.

Sincerely,                                                                                                 Acknowledged and Accepted by:

Owen Farren                                                                                                           ________________________________
President, CEO and Chairman                                                                                      Tom Archbold

Cc:   Ann C. Lockwich
        Director, Human Resources